UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 of this Form 8-K is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on November 14, 2017, SandRidge Energy, Inc., a Delaware corporation (“SandRidge”), Brook Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SandRidge (“Merger Sub”), and Bonanza Creek Energy, Inc., a Delaware corporation (“Bonanza”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which contemplated that Merger Sub would be merged with and into Bonanza, with Bonanza surviving the merger as a wholly owned subsidiary of SandRidge. On December 28, 2017, SandRidge, Bonanza and Merger Sub entered into a Termination Agreement, dated as of December 28, 2017 (the “Termination Agreement”), pursuant to which the parties mutually terminated the Merger Agreement.

SandRidge and Bonanza also agreed to release each other from certain claims and liabilities arising out of or related to the Merger Agreement or the transactions contemplated therein or thereby. Pursuant to the Termination Agreement, SandRidge will reimburse Bonanza for certain transaction related expenses, up to a total of $3,730,888, which is consistent with the payment SandRidge otherwise would have been obligated to pay Bonanza under the Merger Agreement if the SandRidge stockholders rejected the proposal to issue SandRidge common stock in connection with the transaction at the proposed special meeting of SandRidge stockholders to consider such proposal. Other than the foregoing, pursuant the Termination Agreement, each party agrees to bear its own costs, fees and expenses in connection with Merger Agreement and the transactions contemplated thereby.

The foregoing descriptions of the Merger Agreement and the Termination Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to SandRidge’s Current Report on Form 8-K filed on November 15, 2017, and the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto, each of which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 28, 2017, SandRidge issued a press release relating to, among other things, the Termination Agreement. The press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These include statements regarding estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “predict,” “potential,” “pursue,” “outlook,” “continue,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements in this communication include, without limitation, statements about the mutual termination of the merger and the independent prospects of each company.

These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. Neither SandRidge, Bonanza nor any of their directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include: the effects of disruption caused by the announcement of and termination of the contemplated transaction and its termination making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transaction and its termination may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; transaction costs; actual or contingent liabilities; and disruptions to the financial or capital markets.

SandRidge cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SandRidge’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. All subsequent written and oral forward-looking statements concerning SandRidge, the proposed transaction or other matters attributable to SandRidge or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Each forward looking statement speaks only as of the date of the particular statement, and SandRidge does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination Agreement, dated as of December 28, 2017, by and among SandRidge Energy, Inc., Bonanza Creek Energy, Inc., and Brook Merger Sub, Inc.

99.1	Press release dated December 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: December 28, 2017	By:	/s/ Philip T. Warman
Philip T. Warman
Senior Vice President, General Counsel and Corporate Secretary